EXHIBIT 99.1

Zomedica Announces Third Quarter 2022 Financial Results: $4.78 Million Revenue; 75% Gross Margin & $158.49 Million in Cash, Cash Equivalents, and Available-for-Sale Securities

ANN ARBOR, Michigan, November 14, 2022 (ACCESSWIRE) – Zomedica Corp. (NYSE American:ZOM) (“Zomedica” or the “Company”, a veterinary health company offering point-of-care diagnostics and therapeutic products for companion animals, reported consolidated financial results for the three- and nine-month periods ended September 30, 2022. Amounts are presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Larry Heaton, Zomedica’s Chief Executive Officer, commented: “During the third quarter of 2022 we both grew revenue organically, and also closed on several acquisitions. We were pleased with our revenue growth to $4.78 million, which reflects an approximate 24% increase in the sales of our pre-existing PulseVet® and TRUFORMA® products over 2021 levels; and a 17% increase, on a pro-forma basis, over the combined revenue of Zomedica, Pulse Veterinary Technologies (“PulseVet”), and Assisi Animal Health (“Assisi”) as standalone companies, of $4.10 million from the same period in 2021.

“PulseVet products continued to grow organically, reflecting an approximate 22% increase over the previous year’s third quarter sales by PulseVet as a standalone company. Thirteen systems were sold for use with small animals during the quarter, reflecting a 225% increase over PulseVet’s third quarter 2021 small animal sales of four units as a standalone company. As our field sales organization continues to grow in size and experience, we look forward to additional organic growth.

“We realized additional organic growth from our TRUFORMA diagnostic platform as we launched the Free T4 assay in September, completing our thyroid disease panel, and generated a 309% increase in revenue over the third quarter of 2021.

“Additionally, we were pleased to close on several of our M&A initiatives during the third quarter, as we acquired the assets of Revo2’s imaging products and Assisi’s LOOP® and Calmer Canine® product lines. Both of these product lines offer veterinarians the opportunity to improve the care of the pets they treat while providing economic benefit to their practices.

“The Assisi LOOP and Calmer Canine products have been sold by Zomedica since mid-July through various channels, including directly to veterinarians through animal health distributors, through Zomedica’s websites and online retailers such as Amazon.com and Walmart.com.

“The Revo2 MicroView® instrument is the first and only digital microscopy platform that provides fully automated slide preparation, designed to significantly improve veterinarian practice workflow as well as to reduce the number of unreadable images due to suboptimal slide preparation. The team is further enhancing the product and integrating it with the myZomedica portal with a plan to launch early in 2023.

“We expect to continue to grow revenue organically as we integrate the recent acquisitions and continue to evaluate strategic business development options in the animal health sector to identify potential new opportunities to grow further through additional acquisitions.”

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Third Quarter 2022 Financial Highlights

-	Total revenue for the third quarter 2022 was $4.78 million, compared to $0.02 million in the third quarter of 2021. Gross margin was 75%.

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Total third quarter 2022 revenue of $4.78 million was up 17% on a pro-forma basis over combined 2021 revenues for the same period of $4.10 million for Zomedica, PulseVet, and Assisi as standalone companies.

-	Diagnostic segment revenue from TRUFORMA sales was $0.09 million in the third quarter of 2022, an increase of approximately 350% over third quarter 2021 revenue of $0.02 million.

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Therapeutic segment revenue from PulseVet and Assisi was approximately $4.68 million in the third quarter of 2022, an increase of approximately 15% over their 2021 revenue for the same period of $4.07 million as standalone companies.

-	PulseVet unit sales to Small Animal Veterinarians totaled 13, a 225% increase over its third quarter 2021 Small Animal Veterinarian sales as a standalone company, of 4 units.

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Zomedica ended the third quarter with $158.49 million in cash, cash equivalents, and available for sale securities. Exclusive of the purchase of available-for-sale securities, cash used was primarily driven by operations and the acquisitions of the Assisi and Revo platforms.

Summary Third Quarter 2022 Results

Zomedica reported a net loss for the three months ended September 30, 2022, of $5.00 million, or $0.005 per share, compared to a net loss of $6.35 million, or $0.006 per share, for the three months ended September 30, 2021, a decrease in losses of $1.35 million or approximately 21%.

Zomedica reported a net loss for the nine months ended September 30, 2022, of $14.21 million, or $0.014 per share, compared to a net loss of $15.09 million, or $0.050 per share, after adjustments for equity charges, for the nine months ended September 30, 2021, a decrease in losses of $0.88 million or approximately 6%.

Revenue for the three months ended September 30, 2022, was $4.78 million, compared to $0.02 million for the three months ended September 30, 2021, an increase of $4.76 million or approximately 23,800%.

The increase was primarily due to the inclusion of our PulseVet platform and Assisi products which had revenues of approximately $4.68 million consisting of consumables, instruments, trodes, and warranty services sold worldwide. Revenues from sales of cartridges from our TRUFORMA platform were $0.09 million compared to $0.02 million, an increase of $0.07 million or approximately 350%.

Revenue for the nine months ended September 30, 2022, was $12.77 million, compared to $0.05 million for the nine months ended September 30, 2021, an increase of $12.72 million or approximately 25,440%. The increase was primarily due to the inclusion of our PulseVet platform and Assisi products which had revenues of $12.53 million consisting of consumables, instruments, trodes, and warranty services sold worldwide. Revenues from sales of cartridges from our TRUFORMA platform were $0.24 million compared to $0.05, an increase of $0.19 million or approximately 380%.

The Company launched its TRUFORMA platform in March 2021, acquired Pulse Veterinary Technologies in October 2021, and acquired the assets of Assisi Animal Health in July 2022. In general, Zomedica expects revenue to increase in subsequent periods as it increases sales and marketing of the PulseVet platform and Assisi products, and as additional assays are added to the TRUFORMA platform.

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Cost of revenue for the three months ended September 30, 2022, was $1.22 million, compared to $0.02 million for the three months ended September 30, 2021, an increase of $1.20 million or approximately 6,000%. Cost of revenue primarily resulted from costs associated with sales of our PulseVet platform and Assisi products which totaled $1.17 million, as well as $0.04 million from costs associated with sales of our TRUFORMA platform.

Cost of revenue for the nine months ended September 30, 2022, was $3.42 million, compared to $0.06 million for the nine months ended September 30, 2021, an increase of $3.36 million or approximately 5,600%. Cost of revenue primarily resulted from costs associated with sales of our PulseVet platform and Assisi products which totaled $3.27 million, as well as $0.15 million from costs associated with sales of our TRUFORMA platform.

The Company anticipates that costs of revenue will increase in 2022 in accordance with the increased revenue as described above.

Research and development expense for the three months ended September 30, 2022, was $1.13 million, compared to $0.29 million for the three months ended September 30, 2021, an increase of $0.84 million or approximately 290%. The increase was primarily driven by an increase in contracted expenses for research fees and trials as we continue to develop and test our next generation of TRUFORMA assays.

Research and development expense for the nine months ended September 30, 2022, was $1.80 million, compared to $1.01 million for the nine months ended September 30, 2021, an increase of $0.79 million or approximately 78%. The increase was primarily driven by an increase in contracted expenses for research fees and trials as we continue to develop and test our next generation of TRUFORMA assays.

Selling, general, and administrative expense for the three months ended September 30, 2022, was $9.02 million, compared to $6.12 million for the three months ended September 30, 2021, an increase of $2.90 million or approximately 47%. The increase was primarily driven by salaries and non-cash stock option expense associated with increased hiring campaigns, the inclusion of PulseVet and Revo headcount, PulseVet acquisition related intangible amortization, a significant increase in tradeshow/conference attendance, and an increase in marketing and advertising for PulseVet, Assisi, and Revo products.

Selling, general, and administrative expense for the nine months ended September 30, 2022, was $24.34 million, compared to $14.59 million for the nine months ended September 30, 2021, an increase of $9.75 million or approximately 67%. The increase was primarily driven by salaries and stock option expense associated with increased hiring campaigns, the inclusion of PulseVet and Revo headcount, PulseVet acquisition related intangible amortization, increases in office expense, travel and tradeshow attendance/sponsorships associated with a lifting of COVID-19 restrictions, our TRUFORMA launch and introduction of new assays, and marketing of our new line of PulseVet and Assisi products.

Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $158.49 million as of September 30, 2022, compared to $271.41 million as of September 30, 2021. Exclusive of the purchase of available-for-sale securities, cash used was primarily driven by operations and the acquisitions of the PulseVet, Assisi, and Revo platforms.

As of September 30, 2022, Zomedica had shareholders’ equity of $268.8 million.

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Net cash used in operating activities for the nine months ended September 30, 2022, was $9.29 million, compared to $9.37 million for the nine months ended September 30, 2021, a decrease in cash used of $0.08 million, or approximately 1%. The decrease in cash used in operations primarily resulted from the decrease in our operating loss. Additionally, cash used in operations during the nine months ended September 30, 2022 included increased salary expenses and inventory purchases, offset in part by an increase in non-cash expenses including stock-based compensation expense and depreciation and amortization.

Net cash used in investing activities for the nine months ended September 30, 2022, was $140.53 million compared to $0.34 million for the nine months ended September 30, 2021, an increase of $140.19 million or approximately 41,232%. Cash used in investing activities during the nine months ended September 30, 2022, included investments in available-for-sale securities and the acquisitions of Assisi and Revo, as well as leasehold improvements and expenditures to improve our e-commerce, internal sales, and accounting programs.

Net cash provided by financing activities for the nine months ended September 30, 2022, was $0.01, compared to $0.22 million for the nine months ended September 30, 2021, a decrease of approximately $0.21 million or approximately 95%. Cash provided by financing activities in 2021 primarily resulted from proceeds from the February 2021 public offering of our common shares, partially offset by stock issuance costs.

As of September 30, 2022, Zomedica had an unlimited number of authorized common shares with 979,949,668 common shares issued and outstanding. As of November 14, 2022, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.zomedica.com.

For additional information regarding our products, please click on the Products tab at the top of the home page on the Zomedica website (www.zomedica.com).

About Zomedica

Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) is a veterinary health company creating products for horses, dogs, and cats by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio includes innovative diagnostics and medical devices that emphasize patient health and practice health. It is Zomedica’s mission to provide veterinarians the opportunity to increase productivity and grow revenue while better serving the animals in their care. For more information, visit www.zomedica.com.

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Reader Advisory

Except for statements of historical fact, this news release contains certain "forward-looking information" or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions  with respect to American economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

PCG Advisory

Kirin Smith, President

ksmith@pcgadvisory.com

+1 646.823.8656

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